UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2026

TUHURA BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 University Center Dr., Suite 110
Tampa, Florida 33612
(Address of Principal Executive Offices, including zip code)
Registrant’s Telephone Number, Including Area Code: (813) 875-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HURA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on April 21, 2026, TuHURA Biosciences, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Parkview Holdings One LLC, as lender. The Loan Agreement provides for a revolving credit facility that matures on April 21, 2031, with a maximum amount of loan availability of $50 million. On August 20, 2026, the Company received and borrowed an additional draw under the revolving credit facility in the amount $650,000 and expects to use the funds for general corporate purposes.

The description of the Loan Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Loan Agreement, a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 22, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No

104 Cover Page Interactive Data File (embedded within the inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, projections, anticipated events and other future conditions. In some cases, you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely,” or the negative or plural of these words or similar expressions. Examples of such forward-looking statements include, but are not limited to, express or implied statements regarding the Company’s expectations, hopes, beliefs, or intentions regarding: the Company’s ability to draw down sufficient funds against the Loan Agreement and the Company’s needs and expectations regarding existing and future capital resources and expenses and the Company’s need for additional capital. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, among others: the risk that the Company may be unable to satisfy conditions to drawdown or maintain compliance with the terms of the Loan Agreement; the risk that funds available under the Loan Agreement may be insufficient to fund the Company’s operations and development programs to the extent anticipated; potential conflicts of interest arising from the Loan Agreement with an affiliate of the Company’s largest stockholder; and the other risks described from time to time in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed on March 31, 2026, and the Company’s other reports and filings with the SEC from time to time, which are available on the Company’s website and at www.sec.gov.

The forward-looking statements and other information contained in this Current Report on Form 8-K are made as of the date hereof, and the Company does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUHURA BIOSCIENCES, INC.

Date:	August 21, 2026	By:	/s/ Dan Dearborn
Name: Dan Dearborn Title: Chief Financial Officer